Exhibit 99.1

Investor Contact:	Media Contact:
Tonya Chin	Jennifer Massaro
VP of Investor Relations & Corporate Communications	Director, Corporate Communications
408-560-2675	408-309-6886
tonya@nutanix.com	jennifer.massaro@nutanix.com

Nutanix Announces Pricing of $500 Million 0% Convertible Senior Notes

SAN JOSE, CA. – January 18, 2018 – Nutanix, Inc. (“Nutanix”) (NASDAQ: NTNX) today announced the pricing of its offering of $500 million aggregate principal amount of 0% convertible senior notes due 2023 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The size of the offering was increased from the previously announced $400 million offering size. Nutanix has granted the initial purchasers of the notes an option to purchase up to an additional $75 million aggregate principal amount of the notes within a 13-day period from, and including, the initial issuance date of the notes. The sale of the notes to the initial purchasers is expected to settle on January 22, 2018, subject to satisfaction of customary closing conditions, and is expected to result in approximately $489.9 million in net proceeds to Nutanix after deducting the initial purchasers’ discount and estimated offering expenses payable by Nutanix (assuming no exercise of the initial purchasers’ option).

The notes will be senior, unsecured obligations of Nutanix. The notes will not bear interest and the principal amount of the notes will not accrete. The notes will mature on January 15, 2023, unless earlier repurchased or converted.

Nutanix intends to use a portion of the net proceeds of the offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Nutanix of the warrant transactions described below) and to use the remaining proceeds of the offering for general corporate purposes, including working capital, capital expenditures and potential acquisitions. From time to time, we evaluate potential acquisitions of businesses, technologies or products. Currently, however, we do not have any definitive agreements with respect to any pending material acquisitions.

The initial conversion rate for the notes is 20.4705 shares of Nutanix’s Class A common stock (the “common stock”) per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $48.85 per share) and is subject to adjustment upon the occurrence of certain events. Prior to the close of business on the business day immediately preceding October 15, 2022, the notes will be convertible at the option of the noteholders upon satisfaction of specified conditions and during certain periods. On or after such date, until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of common stock or a combination of cash and shares of common stock, at Nutanix’s election. The initial conversion price represents a premium of approximately 33% over the last reported sale price of Nutanix’s Class A common stock on January 17, 2018 of $36.73 per share on The Nasdaq Global Select Market.

Holders of notes may require Nutanix to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a purchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid special interest to, but excluding, the date of repurchase. In connection with certain corporate events, Nutanix will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event.

In connection with the pricing of the notes, Nutanix entered into convertible note hedge and warrant transactions with one or more of the initial purchasers or their affiliates and other financial institutions (the “option counterparties”). The convertible note hedge transactions are generally expected to reduce potential dilution to the common stock upon any conversion of notes and/or offset any cash payments Nutanix is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of the common stock exceeds the strike price of any warrants. The strike price of the warrant transactions will initially be $73.46 per share, which represents a premium of 100% over the last reported sale price of the common stock on January 17, 2018, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional notes, Nutanix may enter into additional convertible note hedge and additional warrant transactions relating to the additional notes.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or following any repurchase of notes by Nutanix on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes. The convertible note hedge transactions and warrant transactions have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. Any offer of the securities will be made only by means of a private offering memorandum. The notes and the shares of the common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities law, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Act and applicable state securities laws.

About Nutanix

Nutanix makes infrastructure invisible, elevating IT to focus on the applications and services that power their business. The Nutanix Enterprise Cloud OS software leverages web-scale engineering and consumer-grade design to natively converge compute, virtualization and storage into a resilient, software-defined solution with rich machine intelligence. The result is predictable performance, cloud-like infrastructure consumption, robust security, and seamless application mobility for a broad range of enterprise applications and services.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether Nutanix will be able to consummate the offering, the final terms of the offering, the satisfaction of customary closing conditions with respect to the offering of the notes, prevailing market conditions, the anticipated use of the net proceeds of the offering of the notes which could change as a result of market conditions or for other reasons, whether the convertible note hedge and warrant transactions will become effective, and the impact of general economic, industry or political conditions in the United States or internationally. Forward-looking statements may be identified by the use of the words “may,” “will,” “expect,” “intend,” and other similar expressions. These forward-looking statements are based on estimates and assumptions by Nutanix’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. Actual results may differ materially from those anticipated or predicted by Nutanix’s forward-looking statements. All forward-looking statements are subject to other risks detailed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017 and the risks discussed in our other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof, except as required by applicable law.